___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

EQUUS TOTAL RETURN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	814-00098	76-0345915
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

700 Louisiana Street, 48th Floor Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 529-0900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on June 20, 2024 (“Annual Meeting”), the stockholders of Equus Total Return, Inc. (the “Company”) voted on three proposals which are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 29, 2024: (i) to elect five director nominees, each for a term of one year (“Proposal 1”), (ii) to ratify the appointment of BDO USA, P.C. as the Company’s independent accountants for the fiscal year ended December 31, 2024 (“Proposal 2”), and (iii) to approve on a non-binding advisory basis, the compensation paid to the Company’s named executive officers in 2023 (“Proposal 3”).

The number of shares present at the Annual Meeting in person or by proxy was 10,436,971, or 76.82% of shares outstanding.

A voting report was produced by a representative of Georgeson LLC serving as Inspector of Elections for the Annual Meeting, certifying the following results:

Proposal 1 (election of directors):

Board of Directors Nominees	For	Withheld
Fraser Atkinson	8,506,296	966,534
Kenneth I. Denos	7,646,719	1,826,111
Henry W. Hankinson	8,526,290	946,540
John A. Hardy	8,506,296	966,534
Robert L. Knauss	8,490,428	982,402

There were no votes against or abstained with respect to any director nominee.

Proposal 2 (ratification of auditors for fiscal 2024):

For	Against	Abstained
9,950,993	293,098	192,880

Proposal 3 (non-binding approval of executive compensation in 2022):

For	Against	Abstained
8,370,676	1,086,746	15,408

Brokers did not have discretionary voting authority on Proposals 1 and 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equus Total Return, Inc.
Date: June 28, 2024	By: /s/ Kenneth I. Denos
Name: Kenneth I. Denos
Title: Secretary